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                                                                EXHIBIT 81
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                                    WHO'S IN

                                      THE

                            "VALLEY OF DESPAIR"(1)?


                            UNION PACIFIC RESOURCES.


                   In a sworn submission to the IRS in 1996,

                   UPR described its trend of steep declines

                     in production from existing properties

                          as the "valley of despair."









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(1) From a sworn submission to the Internal Revenue Service dated June 3, 1996 by Union Pacific Corporation and Union Pacific Resources Group Inc.: "[UPR] management refers to the trend of steep declines in production from existing properties as the 'valley of despair' . . . ." (page 7).


                          Paid for by Pennzoil Company


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